EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 22, 2008, accompanying the consolidated financial statements included in the Annual Report of Center Financial Corporation on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Center Financial Corporation on Form S-8 (File No. 333-135594).

/s/ GRANT THORNTON LLP

Los Angeles, California

February 22, 2008